UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

VERENIUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2008, Verenium (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) notifying it that for the prior 10 consecutive trading days, the Company’s market capitalization was below the minimum of $50 million required for continued inclusion on The NASDAQ Global Market under Marketplace Rule 4450(b)(1)(A) (the “Rule”) and, alternatively, total assets and total revenues of $50 million each for the most recently completed fiscal year (2007), or for two of the three most recent fiscal years, as required under the Rule. The Company has 30 calendar days, or until January 5, 2009, to regain compliance with either of these criteria. Should the Company not regain compliance within that time, it may file an appeal with the NASDAQ Listing Qualifications Panel to remain listed on the NASDAQ Global Market or may apply for a transfer of its listing to The NASDAQ Capital Market.

The notification has no effect on the listing of Verenium common stock at this time, nor during any appeal, if necessary. The Company will continue to trade on the NASDAQ Global Market under the symbol VRNM.

A copy of the press release announcing the notification from NASDAQ is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Verenium Corporation dated December 5, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: December 5, 2008	By:	/s/ Gerald M. Haines, II
	Name:	Gerald M. Haines, II
	Title:	Executive Vice President and Chief Legal Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Verenium Corporation dated December 5, 2008.